As filed with the Securities and Exchange Commission on August 19, 2009

                                                                                                                                               Registration No. 333-_____

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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FIRST PULASKI NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

              Tennessee                                                                                        62-1110294
 (State or other jurisdiction of incorporation or organization)                                    (I.R.S. Employer Identification No.)

206 South First Street
Pulaski, Tennessee 38478
(931) 363-2585

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Mark A. Hayes
Chief Executive Officer
First Pulaski National Corporation
206 South First Street
Pulaski, Tennessee 38478
(931) 363-2585
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copy to:

Bob F. Thompson
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

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       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

       If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

       If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]                                                                                                                Accelerated filer [X]
Non-accelerated filer [  ] (Do not check if smaller reporting agency)                                                        Smaller reporting company [  ]

                                                                 CALCULATION OF REGISTRATION FEE

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Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum offering price	Amount of registration fee

Common Stock, $1.00 par value	165,000	$55	$9,075,000	$507

  Pursuant to Rule 416(a) under the Securities Act of 1933, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock split, stock dividends or similar transactions.
  Pursuant to Rule 457, reflects the last price at which Registrant's common stock was sold prior to the date hereof and of which the Registrant is aware.

PROSPECTUS

FIRST PULASKI NATIONAL CORPORATION

DIVIDEND REINVESTMENT PLAN

165,000 SHARES OF COMMON STOCK

($1.00 PAR VALUE PER SHARE)

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       We are offering through our Dividend Reinvestment Plan (the "Plan") to all holders of record of our Common Stock, $1.00 par value per share, the opportunity to reinvest automatically your cash dividends in additional shares of common stock and to make optional cash purchases of our common stock. Key provisions of the Plan are set forth in this Prospectus.

       The price to be paid for shares of common stock purchased under the Plan will be the then current market price for our common stock, determined as provided in the Plan. Shares issued under the Plan will be either newly issued shares or shares purchased for Plan participants in the open market (See "Purchases" and "Price"). While the common stock issued under the Plan will be freely transferable by most shareholders, there is currently no public market for our common stock. The common stock registered by the Prospectus is not currently listed on The NASDAQ Global Market, the NASDAQ Capital Market or any other securities market.

       This Prospectus relates to 165,000 shares of common stock which we have registered for purchase under the Plan. We are providing this Prospectus to present and prospective participants in the Plan. You should keep this Prospectus for future reference.

       Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 7 of this Prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON STOCK OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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CASH DIVIDENDS AND SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE PLAN ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Prospectus is August 19, 2009.

Item 14.	Other Expenses of Issuance and Distribution.................................................................................................................................	II-1
Item 15.	Indemnification of Directors and Officers........................................................................................................................................	II-1
Item 16.

 Exhibits..................................................................................................................................................................................................

II-2
Item 17.	Undertakings........................................................................................................................................................................................	II-2

   SIGNATURES......................... .........................................................................................................................................................................

II-4

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF SECURITIES IN ANY PLACE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

ii

FIRST PULASKI NATIONAL CORPORATION

DIVIDEND REINVESTMENT PLAN

       The following, in question and answer form, are the provisions of the First Pulaski National Corporation Dividend Reinvestment Plan (the "Plan"). At times, the Plan may refer to First Pulaski National Corporation as "First Pulaski," the "Company," "we" or "us." Those holders of First Pulaski common stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check or direct deposit.

Purpose

1. What is the purpose of the Plan?

       The Plan provides record owners of First Pulaski common stock with a simple and convenient way of investing cash dividends in shares of common stock without payment of any brokerage commissions, service charge or other expense. To the extent such shares are purchased from us, we will receive additional funds to finance our continuing operations. The Plan offers eligible holders an opportunity to invest conveniently for the long-term. The Plan is not intended to provide a mechanism for generating short-term profits or engaging in other strategies involving rapid turnover of shares or proliferation of accounts. We accordingly reserve the right to refuse to allow participation in the Plan and to modify, suspend or terminate participation by otherwise eligible record owners who engage in, or who we believe may engage in, such practices or other practices we deem to be inconsistent with the purposes of the Plan or detrimental to the Plan or other participants.

Advantages

2. What are the advantages of the Plan?

                   As a participant in the Plan you may:

  Reinvest all or part of your dividends on shares of common stock automatically.

  Avoid charges for brokerage commissions or fees on all investments under the Plan.

  Avoid cumbersome safekeeping requirements through optional custodial services under the Plan.

  Avoid inconvenience and expense of recordkeeping through the reporting provisions of the Plan.

Participation

3. Who is eligible to participate?

       If you are a record owner of First Pulaski common stock, you are eligible to participate in the Plan. If you are a beneficial owner whose shares are registered in a name other than your own (for example, in the name of a broker or bank nominee) you must become an owner of record by having the number of shares as to which you wish to participate transferred into your name. You can participate with respect to all or less than all of your shares.

4. How do I join the Plan?

       If you are eligible to participate, you may join the Plan by signing an Authorization Card and returning it to the Company as follows:

First Pulaski National Corporation
206 South First Street
Pulaski, Tennessee 38478
Attention: Tracy Porterfield

       An Authorization Card may be obtained at any time by written request to First Pulaski at the above address or by calling Tracy Porterfield, the Company's Chief Financial Officer, at    (931) 363-2585.

5. When may I join the Plan?

       If you are eligible to participate, you may join the Plan at any time. When you receive your Authorization Card from First Pulaski sign it and return it to the Company at the above address. Sign your name exactly as it appears on your Authorization Card. If the stock is owned jointly, each joint owner must sign the Authorization Card.

       If the Company receives your Authorization Card specifying reinvestment of dividends before the record date for a dividend payment, reinvestment will commence with that dividend payment. However, if the Company receives your Authorization Card on or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date.

       The record date for determining shareholders who will receive dividends is expected to precede the dividend payment date by approximately 15 days. Dividend payment dates ordinarily are on or about the last day of each fiscal quarter.

       Our ability to pay dividends is restricted by federal laws and regulations applicable to bank holding companies and by Tennessee laws relating to the payment of dividends by Tennessee corporations. These restrictions are described in more detail in the quarterly and annual reports that we file with the Securities and Exchange Commission.

       We may, in the future, choose to suspend the payment of dividends or pay dividends more frequently. If we choose to pay dividends more frequently than quarterly, participants will be allowed to reinvest these additional dividends in accordance with the terms of this Plan.

6. What does the Authorization Card provide?

       By marking the appropriate spaces of the Authorization Card you may choose among the following investment options:

  To reinvest automatically cash dividends on all shares registered in your name.

  To reinvest automatically cash dividends on less than all of the shares registered in your name (a specified number of  shares) and continue to receive cash dividends on the remaining shares.

       Dividends on all shares purchased for your account under the Plan will be reinvested automatically in additional shares of common stock.  Any divdend in excess of the purchase price of a whole share shall be distributed to you via check or direct deposit.

7. May I change my method of participation after enrollment?

       Yes. You may change your investment option at any time by signing a new Authorization Card and returning it to us as provided under Question 4. If you elect to participate through the reinvestment of dividends but later decide to reduce the number of shares on which dividends are being reinvested a new Authorization Card indicating a change of options must be received by us prior to a particular dividend record date in order to stop any unwanted reinvestment of dividends paid on that dividend payment date. If you want to terminate your participation in the Plan, see Question 17.

Administration

8. Who administers the Plan?

       First Pulaski or First National Bank of Pulaski (the "Bank") will administer the Plan for participants, keep records, send statements of account to participants and perform other duties relating to the Plan. Shares purchased under the Plan will be registered in your name in non-certificated form, and the Company or the Bank will maintain your shares in your account. See Question 15 for more information regarding your Plan account and certificates.

Costs

9. Are there any expenses to participants in connection with purchases under the Plan?

       No. You will incur no brokerage commissions or service charges for the purchases made under the Plan. We will pay all costs of administration of the Plan. You may incur tax liability as a result of our payment of expenses in connection with open market purchases of shares for you as a Plan participant, as explained under Question 18.

Purchases

10. How many shares of common stock will be purchased for my Plan account and what is the source of shares purchased under the Plan?

       If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends and market prices of the common stock. The number of shares purchased for your account, will be equal to the total amount to be invested by you, divided by the purchase price per share with any remainder paid to you via check or direct deposit. (See Question 12.)

       Shares purchased under the Plan will be, at our discretion, either newly issued shares or shares purchased for Plan participants in the open market, or a combination of the foregoing. Newly issued shares will be purchased directly from the Company. We will decide whether to purchase shares for Plan participants in the open market based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements and other factors.

       Shares purchased under the Plan in the open market will be purchased by an agent (the "Purchasing Agent"). The Purchasing Agent may at any time (1) resign by giving written notice to us, or (2) be removed by us. In the event a vacancy occurs in the office of Purchasing Agent, we will appoint a successor Purchasing Agent, which may be us, one of our subsidiaries or another designated entity. We may change the Purchasing Agent without notifying Plan participants.

11. When will shares of common stock be purchased under the Plan?

       When shares are purchased directly from us, purchases will be made on the dividend payment date with dividends paid on that dividend payment date.

       When shares are purchased in the open market, the Purchasing Agent will use dividends paid on a dividend payment date to purchase shares in the open market as soon as practical and within 30 days of the dividend payment date unless a longer period is necessary or advisable because of federal securities laws or market conditions. Such open market purchases may be made on any securities exchange or market where shares of the common stock are then traded, in the over-the-counter market or in negotiated transactions and may be subject to such terms with respect to price, delivery and other matters as the Purchasing Agent may agree to. Neither the Company nor any Plan participant shall have the authority to direct the time, price or manner of such open market purchases, or the selection of the broker or dealer through or from whom purchases are to be made, all of which are in the sole discretion of the Purchasing Agent.

Price

12. At what price will shares of common stock be purchased under the Plan?

       Common stock will be purchased under the Plan from us at a price per share equal to the then current market price for the common stock which is defined as the last known sale price for the Company's common stock on or prior to the applicable dividend payment date of which the Company is aware, or such other price as our board of directors shall reasonably determine.

       The price to you of shares purchased in the open market for your Plan account will be the weighted average price of common stock purchased in the open market for all Plan participants in respect of a particular dividend payment date. For the purpose of making purchases, the Company or Purchasing Agent, as the case may be, will commingle each participant's funds with those of all other holders of First Pulaski common stock who are participants in the Plan. The price per share of shares purchased for each participant's account shall be the average price of all shares purchased with the funds available from that dividend. Shares purchased in the market for all participants will be held in the participant's Plan account, and the Company will have no responsibility for the value of such shares after their purchase.

Reports to Participants

13. What reports will be sent to participants in the Plan?

       As soon as practicable after each purchase you will receive a statement of your account showing amounts invested, purchase prices, shares purchased and other information for the year to date. This statement will provide a record of the cost of purchases under the Plan and should be retained for tax purposes. In addition, you will receive, or be entitled to receive, copies of the same communications sent to every other holder of common stock, including our annual  report to shareholders, proxy statements and information for income tax reporting purposes.

Dividends

14. Will I be credited with dividends on shares held in my account under the Plan?

       Yes. You will receive dividends (less the amount of any tax withheld) for all Plan shares held by you on the dividend record date and those shares will be credited to your account on the basis of full shares on that record date. Such dividends received will be reinvested automatically in additional shares of common stock as a dividend reinvestment.

Certificates

15. Will certificates be issued for shares of common stock purchased under the Plan?

       Certificates for shares of common stock purchased under the Plan will not be issued to you unless you request them. For your convenience and at no cost to you, we or the Bank will register shares of common stock purchased under the Plan in your name in non-certificated form and maintain them in your account. This protects your shares against loss, theft or accidental destruction.

       A certificate for any number of shares credited to your account under the Plan will be issued on your written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Company. Any remaining shares will continue to be credited to your account. If you have authorized the reinvestment of dividends on all shares registered in your name, dividends on shares represented by the certificate issued to you will continue to be reinvested. Otherwise, dividend reinvestment will continue with respect to the number of shares registered in your name specified for dividend reinvestment on your Authorization Card.

       You may not pledge or assign shares credited to your account. If you wish to pledge or assign the shares credited to your account, you must request that certificates for those shares be issued in your name.

       Accounts under the Plan are maintained in the name in which your certificates were registered at the time you entered the Plan. Consequently, certificates will be similarly registered when issued to you.

16. How may you sell your shares of Common Stock?

       In order to sell shares held in your Plan account, you may request a certificate(s) for the number of your shares and individually arrange for the sale of these shares.

Termination of Participation

17. How do I terminate participation in the Plan?

       You may at any time terminate your participation in the Plan by notifying the Company in writing. If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for your account, but all subsequent dividends on those shares will be paid to you in cash in the event that it is a cash dividend.

       If you terminate your participation in the Plan or if we terminate the Plan, certificates credited to your account under the Plan will be issued to you.

Other Information

18. What are the federal income tax consequences of participation in the Plan?

       Under Internal Revenue Service rulings in connection with similar plans, dividends which you reinvest in additional shares of common stock under the Plan will be treated for federal income tax purposes as having been received by you as a cash dividend. Under these rulings, an amount equal to the fair market value on the dividend payment date of shares acquired from First Pulaski with reinvested dividends on that date will be treated as a dividend paid to you which must be included in your gross income. If the Purchasing Agent purchases shares for your Plan account in the open market with reinvested dividends, you must include in gross income a dividend equal to the actual price paid by the Purchasing Agent for those shares.

       The Internal Revenue Service has issued a letter ruling which held that brokerage commissions and service charges paid by a corporation in connection with the open market purchase of shares pursuant to a dividend reinvestment plan are includible in the gross income of participants in that plan. To the extent that ruling is a correct interpretation of the law and applicable to the Plan, when shares are purchased for your Plan account in the open market, you must include in your gross income a dividend equal to that portion of any brokerage commissions and service charges paid by us which are attributable to the purchase of such shares. Any such service charges (but not brokerage commissions) included in income would be deductible by participants who itemize deductions, subject to certain other limitations thereon.

       You will not realize any taxable income when you receive certificates for shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize tax gain or loss (which, for most participants, will be capital gain or loss) when  shares acquired under the Plan are sold or exchanged by you. You also will recognize gain or loss when you receive a cash payment credited to your account. The amount of such gain or loss will be the difference between the amount which you receive for your shares or fractional share and the tax basis thereof.

       Under the rulings referred to above, the tax basis of shares acquired from First Pulaski under the Plan by reinvestment of dividends will be equal to the fair market value of the shares on the dividend payment date on which the shares are purchased for your Plan account. The tax basis of shares acquired by the Purchasing Agent in the open market with reinvested dividends will be the purchase price thereof paid by the Purchasing Agent plus an allocable share of any brokerage commissions paid by First Pulaski. The holding period of shares of common stock acquired under the Plan will begin on the day following the date as of which the shares are purchased for you.

       The federal tax laws impose certain reporting obligations upon brokers and other middlemen. As a result, the Company will be required to report to the Internal Revenue Service and you any sales of common stock by the Company for your Plan account. If your dividends become subject to the backup withholding tax of the tax laws, dividends reinvested for you under the Plan will be reduced by the amount of tax required to be withheld.

       The foregoing is only an outline of our understanding of some of the applicable federal tax provisions. For further information as to the tax consequences of participation in the Plan, including state, local and foreign tax consequences and any future changes in applicable law or interpretations thereof, you should consult with your own tax advisors.

19. What happens if I as a Plan participant sell a portion of the shares of common stock registered in my name?

       If you have authorized the reinvestment of dividends on all shares registered in your name and then dispose of a portion of those shares, the dividends on the remaining shares will continue to be reinvested.

       If you have authorized the reinvestment of dividends on part of the shares registered in your name and then dispose of a portion of those shares, the dividends on the lesser of (1) the shares with respect to which reinvestment of dividends was originally authorized, or (2) all of the remaining shares, will continue to be reinvested.

20. What happens when I as a Plan participant sell or transfer all of the shares held by me in certificated form?

       If a participant disposes of all or a portion of the shares of common stock for which such participant holds certificates without disposing of shares in the Plan account, the Company will continue to reinvest dividends on shares of common stock credited to such participant's Plan account in additional shares unless and until a written request to withdraw such shares from the participant's Plan account is received by the Company.

21. What happens if First Pulaski has a rights offering?

       If we have a rights offering in which separately tradable and exercisable rights are issued to registered holders of shares of common stock, the rights attributable to  shares of common stock held in a participant's account will be transferred to the participant as promptly as practicable after the rights are issued.  Rights attributable to shares of common stock registered in the participant's own name will be treated in the same manner as rights attributable to the shares of common stock of nonparticipants.

22. What happens if the Company issues a stock dividend or declares a stock split?

       Any stock dividends or split shares distributed by us on shares of common stock credited to your account under the Plan will be added to your account. Stock dividends or split shares distributed on shares of common stock registered in your name will also be credited to your Plan account if you participate in the Plan.

23. How will shares in my Plan account be voted at meetings of shareholders?

       You will receive a proxy indicating the total number of your shares of common stock, including shares of common stock registered in your name and shares of common stock credited to your account under the Plan.

       If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy - those registered in your name and those credited to your account under the Plan - will be voted as marked.

       If your proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, all of your shares -  those registered in your name and those credited to your account under the Plan - will be voted in accordance with the recommendations of the board of directors of First Pulaski. If the proxy is not returned, or if it is returned unsigned or improperly signed, your shares may be voted only if you vote in person.

24. What is the responsibility of First Pulaski and the Purchasing Agent under the Plan?

       Neither First Pulaski nor the Purchasing Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omissions to act, including, without limitation, (1) any claims of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the death, (2) with respect to the prices at which shares are purchased for participant accounts and the time such purchases are made and (3) with respect to any fluctuation in the market value of the common stock.

       Neither First Pulaski nor the Purchasing Agent can assure any participant of a profit or protect any participant against a loss on the shares purchased by him or her under the Plan.

25. Who regulates and interprets the Plan?

       We reserve the right to interpret and regulate the Plan as we deem necessary or desirable.

26. May the Plan be amended, suspended or terminated?

       We may amend, suspend or terminate the Plan at any time or times. Appropriate notice of such action will be mailed to each participant at his or her last address of record.

RISK FACTORS

       Investment in our securities involves risk. Before investing in our securities, you should carefully consider the risks described under the heading "Item 1A - Risk Factors" in Part I of our most recent Annual Report on Form 10-K. These risk factors may be updated in our Quarterly Reports on Form 10-Q, which are also incorporated by reference into this prospectus. See "Where You Can Find More Information" below. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the risk factors referenced above and the cautionary statements referred to in "Forward-Looking Statements" immediately below.

FORWARD-LOOKING STATEMENTS

       This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The words "expect", "anticipate", "intend", "consider", "plan", "believe", "seek", "should", "estimate", and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

First Pulaski's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors including, without limitation those described above under "Risk Factors," and (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) continuation of the historically low short-term interest rate environment, (iii) increased competition with other financial institutions, (iv) deterioration or lack of sustained growth in the economy in the registrant's market areas, (vi) rapid fluctuations in interest rates, (vi) significant downturns in the businesses of one or more large customers, (vii) risks inherent in originating loans, including prepayment risks, (viii) the fluctuations in collateral values, the rate of loan charge-offs and the level of the provision for losses on loans, (ix) any activity in the capital markets that would cause the registration to conclude that there was impairment of any asset including intangible assets, and (x) changes in state and Federal legislation, regulations or policies applicable to banks and other financial services providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy and (xi) loss of key personnel. Many of these risks factors are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Pulaski does not intend to update or reissue any forward-looking statements contained in this report as a result of new information or other circumstances that may become known to First Pulaski.

WHERE YOU CAN FIND MORE INFORMATION

       We have filed with the Commission a registration statement on Form S-3 to register the common stock to be issued under the Plan. As allowed by Commission rules, this Prospectus does not contain all the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about us and our common stock. This Prospectus is a part of the registration statement.

       In addition to filing the registration statement with the Commission, we also file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy the information at the public reference rooms of the Commission at the following location: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

       Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Commission are also available to the public at the Commission's web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this Prospectus. In addition, information that we file later with the Commission will automatically update and supersede the information in this Prospectus and incorporated by reference.

       We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we no longer issue securities under the Plan:

  Our Annual Report on Form 10-K for the year ended December 31, 2008; and

  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

       We will promptly furnish you, at no cost, a copy of any and all of the information that we have incorporated by reference in this Prospectus (without exhibits, unless such exhibits are specifically incorporated by reference) upon your telephone or written request to Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, (931) 363-2585.

USE OF PROCEEDS

       We do not know either the number of shares that will ultimately be purchased under the Plan or the prices at which the shares will be sold, and therefore we cannot determine how the proceeds will be used. We intend to add the net proceeds of sales under the Plan of these shares to our general funds to be available for general corporate purposes.

INDEMNIFICATION

       The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

  the director or officer acted in good faith;
  in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest;
  in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and
  in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

       In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

  the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;
  the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or
  the officer or director breached his or her duty of care to the corporation.

       First Pulaski's charter provides that, to the fullest extent permitted by law, no director shall be liable to it or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the Tennessee Business Corporation Act, this provision relieves First Pulaski's directors from personal liability to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing:

  any breach of the director's duty of loyalty;
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
  any unlawful distributions.

       First Pulaski's Bylaws provide that each of its directors and officers will be indemnified against all liability and reasonable expenses incurred by him or her in connection with any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith, in a manner he or she reasonably believed to be in the best interests of First Pulaski, and, in addition, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. An officer or director claiming indemnification who has not been wholly successful with respect to his claim or proceeding will be entitled to indemnification if independent legal counsel delivers to the corporation a written finding that such person has met the standards of conduct described above. In addition, First Pulaski may advance expenses to an officer or director upon receipt of an undertaking by such person to repay such amount unless he or she is entitled to indemnification. The rights of indemnification provided by First Pulaski's Bylaws are in addition to the rights any director or officer may otherwise be entitled to by contract or as a matter of law. Additionally, First Pulaski's Bylaws provide that the Board of Directors may at any time approve indemnification of directors, officers or other persons to the full extent permitted by the provisions of Tennessee law.

       First Pulaski currently has in effect an executive liability insurance policy which provides coverage for its directors and officers.

PLAN OF DISTRIBUTION

       The shares of common stock sold under the Plan are being distributed directly by us rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to participants in connection with the purchase of shares under the Plan.

LEGAL OPINION

       The validity of the shares of common stock offered under the Plan has been passed upon for us by Bass, Berry & Sims PLC.

EXPERTS

      The consolidated financial statements of First Pulaski National Corporation and subsidiaries appearing in our Annual Report on Form 10-K as of December 31, 2008 and 2007 and for each of the two years in the period ended December 31, 2008 and the effectiveness of First Pulaski's internal control over financial reporting as of December 31, 2008, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of income, changes in shareholders' equity and cash flows of First Pulaski National Corporation and subsidiaries for the year ended December 31, 2006 have been audited by Putman & Hancock, independent registered public accounting firm, as set forth in their report thereon included in our Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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FIRST PULASKI NATIONAL CORPORATION

DIVIDEND REINVESTMENT PLAN
165,000 SHARES OF
COMMON STOCK
($1.00 PAR VALUE PER SHARE)

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PROSPECTUS
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DATED August 19, 2009

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution
Securities and Exchange Commission Registration fee.................................................	$ 507
Legal fees*...........................................................................................................................	5,000
Accounting Fees*..............................................................................................................	5,000
Printing Expenses*.............................................................................................................	2,500
Miscellaneous*...................................................................................................................	1,000
Total*....................................................................................................................................	$ 14,007

________________
*Estimated

Item 15.       Indemnification of Directors and Officers

       The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

  the director or officer acted in good faith;
  in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest;
  in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and
  in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

       In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

  the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;
  the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or
  the officer or director breached his or her duty of care to the corporation.

       First Pulaski's charter provides that, to the fullest extent permitted by law, no director shall be liable to it or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the Tennessee Business Corporation Act, this provision relieves First Pulaski's directors from personal liability to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing:

  any breach of the director's duty of loyalty;
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
  any unlawful distributions.

       First Pulaski's Bylaws provide that each of its directors and officers will be indemnified against all liability and reasonable expenses incurred by him or her in connection with any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith, in a manner he or she reasonably believed to be in the best interests of First Pulaski, and, in addition, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. An officer or director claiming indemnification who has not been wholly successful with respect to his claim or proceeding will be entitled to indemnification if independent legal counsel delivers to the corporation a written finding that such person has met the standards of conduct described above. In addition, First Pulaski may advance expenses to an officer or director upon receipt of an undertaking by such person to repay such amount unless he or she is entitled to indemnification. The rights of indemnification provided by First Pulaski's Bylaws are in addition to the rights any director or officer may otherwise be entitled to by contract or as a matter of law. Additionally, First Pulaski's Bylaws provide that the Board of Directors may at any time approve indemnification of directors, officers or other persons to the full extent permitted by the provisions of Tennessee law.

       First Pulaski currently has in effect an executive liability insurance policy which provides coverage for its directors and officers.

Item 16.       Exhibits

Exhibit No.	Exhibit Description

4.1

Charter of the First Pulaski National Corporation (Restated electronically for SEC filing purposes) (Incorporated herein by reference to the Corporation's Amendment No. 1 to Registration Statement on Form 8-A/A (Registration No. 000-10974)).

4.2

 Amended Bylaws of First Pulaski National Corporation (Restated electronically for SEC filing purposes) (Incorporated herein by reference to the Corporation's Registration Statement on Form S-4 (Registration No. 333-68448)).

5	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Putman & Hancock.

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

24	Power of Attorney (included at pages II-4 and II-5).

Item 17.       Undertakings

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pulaski, State of Tennessee, on this 19th day of August, 2009.

FIRST PULASKI NATIONAL CORPORATION

Date: August 19, 2009                                                       By: /s/ Mark A. Hayes
                                                                                                    Mark A. Hayes
                                                                                                    President and Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

       Know all men by these presents, that each person whose signature appears below constitutes and appoints Mark A. Hayes, Donald A. Haney and Tracy Porterfield (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Mark A. Hayes Mark A. Hayes	Chairman of the Board & CEO, and Director (Principal Executive Officer)	August 19 , 2009

/s/ Tracy Porterfield Tracy Porterfield	Chief Financial Officer, Secretary/Treasurer (Principal Financial Officer and Accounting Officer)	August 19 , 2009

/s/ David E. Bagley David E. Bagley	Director	August 19 , 2009

/s/ James K. Blackburn, IV James K. Blackburn, IV	Director	August 19 , 2009

/s/ Wade Boggs Wade Boggs	Director	August 19 , 2009

/s/ James H. Butler James H. Butler	Director	August 19 , 2009

/s/ William Lyman Cox William Lyman Cox	Director	August 19 , 2009

/s/ Greg. G. Dugger, DDS Greg G. Dugger, DDS	Director	August 19 , 2009

/s/ Charles D. Haney Charles D. Haney, MD	Director	August 19 , 2009

/s/ Donald A. Haney Donald A. Haney	Director	August 19 , 2009

/s/ Linda Lee Rogers Linda Lee Rogers	Director	August 19 , 2009

/s/ R. Whitney Stevens, Jr. R. Whitney Stevens, Jr.	Director	August 19 , 2009

/s/ Larry K. Stewart Larry K. Stewart	Director	August 19 , 2009

/s/ Bill Yancey Bill Yancey	Director	August 19, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1

Charter of the First Pulaski National Corporation (Restated electronically for SEC filing purposes) (Incorporated herein by reference to the Corporation's Amendment No. 1 to Registration Statement on Form 8-A/A (Registration No. 000-10974)).

4.2

Amended Bylaws of First Pulaski National Corporation (Restated electronically for SEC filing purposes) (Incorporated herein by reference to the Corporation's Registration Statement on Form S-4 (Registration No. 333-68448)).

5	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Putman & Hancock.

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

24	Power of Attorney (included at pages II-4 and II-5).